EXHIBIT 99

NEWS RELEASE

FOR IMMEDIATE RELEASE

                                               Contact:              Chris Neff
(435) 645-8898
cneff@nicusa.com

NIC Announces New Independent Board Member

OLATHE, Kan. – August 6, 2004 – NIC (Nasdaq: EGOV) today announced the election of Art N. Burtscher to its Board of Directors.

Mr. Burtscher is chairman of McCarthy Group Advisors, L.L.C., an Omaha-based investment advisory firm.  He has more than 30 years of financial services experience, including 13 years as president of Great Western Bank.  Mr. Burtscher currently serves on the boards of directors of NovaStar Financial (NYSE: NFI), Great Western Bancorporation, Great Western Bank, Amerisphere Multi-Family Finance, L.L.C., Landscapes Unlimited, Inc., and the Silverstone Group.

“We are pleased to welcome Art Burtscher as an independent director,” said Jeff Fraser, Chief Executive Officer of NIC.  “His financial expertise, leadership experience, and professional integrity will add appreciably to NIC’s Board of Directors.”

About NIC

NIC manages more eGovernment services than any provider in the world.  The company helps government communicate more effectively with citizens and businesses by putting essential services online.  NIC provides eGovernment solutions for 1,500 state and local agencies that serve more than 51 million people in the United States.  Additional information is available at www.nicusa.com.

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